Exhibit (a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF
DELAWARE INVESTMENTS NATIONAL MUNICIPAL INCOME FUND

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if shareholders’ certificates for Common Shares (the “Shares”) of Delaware Investments National Municipal Income Fund are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 5:00 p.m., New York City time, December 13, 2022, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be delivered by hand or transmitted by email or mailed to the Depositary, and must be received by the Depositary on or before 5:00 p.m. New York City time on the Expiration Date. See Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

The Information Agent for the Offer is:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
All Holders Call Toll Free: (888) 206-5896

The Depositary for the Offer is:
Computershare
By E-mail: canoticeofguarantee@computershare.com

This email address can ONLY be used for delivery of this Notice of Guaranteed Delivery.

By Mail:	By Registered, Certified or Express Mail or Overnight Courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	150 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION VIA AN EMAIL ADDRESS OTHER THAN ONE LISTED
ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen;

The undersigned hereby tenders to Delaware Investments National Municipal Income Fund, upon the terms and subject to the conditions set forth in its Offer to Purchase, dated November 14, 2022 and the related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

Number of Shares Tendered:
Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer, check box:	☐ The Depository Trust Company
Account Number:
Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:

Taxpayer Identification (Social Security) Number:

Dated:	, 2022

Signature(s)

(Not To Be Used For Signature Guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule l4e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within two New York Stock Exchange trading days after the date hereof.

Name of Firm

Address:

Area Code and Tel. No.:

(AUTHORIZED SIGNATURE)
Name:
(PLEASE PRINT)
Title:

Dated:	, 2022

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.